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                                                                    EXHIBIT 23.2

                         CONSENT OF INDEPENDENT AUDITORS

         We consent to the incorporation by reference in the Registration Statement (Form S-8) pertaining to the Patterson-UTI Energy, Inc. Amended and Restated 1997 Long-Term Incentive Plan of our report dated February 16, 2001, included in Patterson-UTI Energy, Inc.'s Annual Report (Form 10-K) for the year ended December 31, 2002, with respect to the consolidated financial statements and schedule of UTI Energy Corp. as of December 31, 2000 and for the year then ended (not presented separately therein), filed with the Securities and Exchange Commission.


                                                        /s/ ERNST & YOUNG LLP

Houston, Texas
August 25, 2003